SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 11, 2008

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Strategic Hotels & Resorts, Inc. (the “Company”) entered into an agreement with Jayson Cyr, who currently serves in the position of Senior Vice President – Internal Audit, substantially in the form of agreement previously entered into with other officers of the Company as reported in the Company’s Current Report on Form 8-K filed on November 18, 2008 (the “Form Employment Agreement”).

Pursuant to the Form Employment Agreement, if Mr. Cyr is terminated without Cause (including a Constructive Termination), he shall receive: (i) severance pay equal to one times (two times if the termination is by reason of or within two years after a Change of Control) his base salary plus his target bonus; (ii) a lump sum payment of a pro-rata target bonus for the elapsed portion of the calendar year in which Mr. Cyr is terminated and if the bonus for the preceding calendar year has not been paid by the day of termination, Mr. Cyr shall be paid a bonus for the preceding year in at least the amount of the target bonus; and (iii) continuation of his medical coverage for 12 months after the termination date (24 months if the termination is by reason of or after a Change of Control) at the same cost and level as though Mr. Cyr had continued as an employee.

In addition, if Mr. Cyr’s employment is terminated without Cause (including a Constructive Termination) by reason of or within two years after a Change of Control, all shares, stock units and options shall fully vest as of Mr. Cyr’s termination of employment (at target vesting levels, if subject to performance vesting). If Mr. Cyr’s employment is terminated without Cause (including a Constructive Termination) at any other time, all shares, stock units and options that would vest within one year will vest as of Mr. Cyr’s termination of employment (at target vesting levels, if subject to performance vesting). The Form Employment Agreement also contains confidentiality and non-disparagement provisions.

Certain of the capitalized terms used in the above description of the Form Employment Agreement are as defined in the Form Employment Agreement. The foregoing description is qualified in its entirety by reference to the Form Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Employment Agreement to be entered into between Strategic Hotels & Resorts, Inc. and certain executives thereof (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 18, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

December 16, 2008	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Form of Employment Agreement to be entered into between Strategic Hotels & Resorts, Inc. and certain executives thereof (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 18, 2008).